Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports First Quarter Financial Results and Reaffirms 2010 Full-Year Guidance

•	Revenue was $124.2 million and Adjusted EBITDA(1) was $20.5 million; decreases of 3.0% and 22.1%, respectively, over the prior year’s quarter

•	For the quarter, RadNet reports a per share net loss of $(0.11) compared to a per share loss of $(0.02)in the prior year

•	RadNet reduced Total Debt during the quarter by $5.5 million

•	As previously disclosed, results were significantly impacted by severe weather conditions in the East Coast during January and February; per day volumes improved in March and April

LOS ANGELES, Calif., May 10, 2010 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 190 fully-owned and operated outpatient imaging centers, today reported financial results for its first quarter of 2010.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “The unusually severe weather we experienced in our East Coast Operations had an extraordinary effect on our center level volumes in our Mid-Atlantic, New York and New Jersey operations in January and February.  Because the vast majority of our expenses are fixed and were higher relative to the first quarter of 2009 because of acquisitions we completed over the last twelve months, our lower revenue flowed directly through to our Adjusted EBITDA and Net Income.  Based on more normalized per-day procedural volumes we experienced in March and April, we estimate that we lost approximately $4.5 million of revenue and $3.5 million of EBITDA in January and February.”

Financial Results

For the first quarter of 2010, the Company reported Revenue, Adjusted EBITDA(1) and Net Loss of $124.2 million, $20.5 million and $(4.1) million, respectively.  Revenue decreased $3.8 million (or 3.0%), Adjusted EBITDA(1) decreased $5.8 million (or 22.1%) and Net Loss increased $3.3 million, respectively, over the first quarter of 2009.  Net Loss for the first quarter was $(0.11) per share, compared to a Net Loss of $(0.02) per share in the first quarter of 2009 (based upon a weighted average number of fully diluted shares outstanding of 36.4 million and 35.9 million for these periods in 2010 and 2009, respectively).  Affecting Net Income in the first quarter of 2010 were certain non-cash expenses and non-recurring items including:  $819,000 of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants; $132,000 of severance paid in connection with headcount reductions related to cost savings initiatives from previously announced acquisitions; $104,000 loss on the disposal of certain capital equipment; and $670,000 of non-cash Deferred Financing Expense related to the amortization of financing fees paid as part of our existing credit facilities.

For the first quarter of 2010, as compared to the prior year’s first quarter, MRI volume increased 1.7%, CT volume decreased 6.1% and PET/CT volume decreased 2.2%.  Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 0.4% over the prior year’s first quarter.  On a same-center basis, including only those centers which were part of RadNet for both the first quarters of 2010 and 2009, MRI volume decreased 5.5%, CT volume decreased 10.9% and PET/CT volume decreased 2.3%.  Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 5.3% over the prior year’s same quarter.

Dr. Berger continued, “Aside from the effects of the unusually severe weather on our business, we experienced lighter volumes in January and February than in past years.  Although we cannot determine the reasons for this with certainty, our referring physicians reported to us that they also observed decreased levels of office visits during these months.  It is important to note that the 2010 financial guidance we released a couple of weeks ago incorporated these first quarter results as well as the effects of the previously disclosed $3 million to $4 million negative impact we will experience this year from the 2010 Medicare reimbursement cuts.”

“Despite our disappointment regarding the lost revenue during the quarter, I believe events that took place during and subsequent to the first quarter set the stage for achieving the results as forecasted in our 2010 guidance.  First, we noted significant volume improvement in March and April.  Second, we successfully completed our debt refinancing plan, which extended the maturity of our debt to 2015, 2016 and 2018 for our revolving credit facility, senior term loan and senior unsecured notes, respectively.  The refinancing plan materially enhances our liquidity by making a new $100 million revolving credit facility available to us, by providing the capital we required to complete previously announced acquisitions and by adding approximately $20 million of cash to our balance sheet.  Third, we completed the previously announced acquisition of Truxtun Medical Group, which gives us a platform in Kern County, CA from which we believe we can grow a significantly larger presence.  Finally, we completed the acquisition of certain facilities in New York and New Jersey from the bankruptcy proceedings of Sonix Medical Resources,” added Dr. Berger.

2010 Guidance:

For its 2010 fiscal year, RadNet reaffirms its previously announced guidance ranges as follows:

Revenue	$540 million - $560 million
Adjusted EBITDA(1)	$107 million - $111 million
Capital Expenditures	$34 million - $38 million
Cash Interest Expense	$42 million - $47 million
Free Cash Flow(2)	$25 million - $35 million

The above guidance incorporates the partial-year contribution of the acquisitions of Truxtun Medical Group (completed in April 2010), the New Jersey operating subsidiary of Health Diagnostics (expected to be completed in May 2010) and the recently completed acquisition of three centers purchased in a bankruptcy proceeding of Sonix Medical Resources, Inc.  Also, as previously disclosed, incorporated into the guidance is an estimated $3 million to $4 million decrease to Revenue and EBITDA from lower Medicare Reimbursement associated with the 2010 Medicare Fee Schedule passed in November 2009 (as amended by the House of Representatives Reconciliation Bill passed in the first fiscal quarter of 2010).

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call today, at 10:30 a.m. Eastern Standard Time.  During the call management, will discuss the Company's 2010 first quarter results.

Conference Call Details:

Date:  Monday, May 10, 2010
Time:  10:30 a.m. EDT
Dial In-Number:  1-877-852-6575
International Dial-In Number:  1-719-325-4770

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. A telephonic replay of the conference call may be accessed approximately two hours after the call through May 17, 2010, by dialing 1-888-203-1112 or 1-719-457-0820 for international callers and entering the replay access code 9204501.

There will also be a simultaneous live webcast of the conference call which can be accessed under "News" in the RadNet Investor Relations section of the company website at http://www.radnet.com/ or you may use the link audio feed and archived recording of the conference call available at http://viavid.net/dce.aspx?sid=00007493.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results.  The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance.  The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters.  Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 190 fully-owned and operated outpatient imaging centers.  RadNet’s core markets include California, Maryland, Delaware, New Jersey and New York.  Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 4,000 employees.  For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrate acquired operations, success achieve 2010 financial guidance, achieve cost savings, continue to grow its business by generating patient referrals and contracts with radiology practices, and receive third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect the Company's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.
Mark Stolper, 310-445-2800
Executive Vice President and Chief Financial Officer

Alliance Advisors, LLC
Alan Sheinwald, President
914-669-0222
asheinwald@allianceadvisors.net

RADNET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT SHARE DATA)

	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$10,094
Accounts receivable, net	88,219	87,825
Prepaid expenses and other current assets	11,416	9,990
Total current assets	99,635	107,909
PROPERTY AND EQUIPMENT, NET	178,217	182,571
OTHER ASSETS
Goodwill	110,555	106,502
Other intangible assets	53,507	54,313
Deferred financing costs, net	7,559	8,229
Investment in joint ventures	17,507	18,741
Deposits and other	3,693	2,406
Total assets	$470,673	$480,671
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$70,268	$69,641
Due to affiliates	5,187	7,456
Notes payable	8,658	6,927
Current portion of deferred rent	605	560
Obligations under capital leases	13,015	14,121
Total current liabilities	97,733	98,705
LONG-TERM LIABILITIES
Deferred rent, net of current portion	9,234	8,920
Deferred taxes	277	277
Notes payable, net of current portion	413,172	416,699
Obligations under capital lease, net of current portion	10,964	13,568
Other non-current liabilities	18,612	17,263
Total liabilities	549,992	555,432
COMMITMENTS AND CONTINGENCIES

EQUITY DEFICIT
Common stock - $.0001 par value, 200,000,000 shares authorized;
36,399,279 and 36,259,279 shares issued and outstanding at
March 31, 2010 and December 31, 2009, respectively	4	4
Paid-in-capital	157,779	156,758
Accumulated other comprehensive loss	(3,060)	(1,588)
Accumulated deficit	(234,100)	(229,989)
Total Radnet, Inc.'s equity deficit	(79,377)	(74,815)
Noncontrolling interests	58	54
Total equity deficit	(79,319)	(74,761)
Total liabilities and equity deficit	$470,673	$480,671

RADNET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009

NET REVENUE	$124,178	$128,003

OPERATING EXPENSES
Operating expenses	98,639	97,013
Depreciation and amortization	13,275	13,174
Provision for bad debts	7,677	7,974
Loss on sale of equipment	104	26
Severance costs	132	17
Total operating expenses	119,827	118,204

INCOME FROM OPERATIONS	4,351	9,799

OTHER EXPENSES
Interest expense	9,967	13,022
Other expense	-	197
Total other expense	9,967	13,219

LOSS BEFORE INCOME TAXES AND EQUITY
IN EARNINGS OF JOINT VENTURES	(5,616)	(3,420)
Provision for income taxes	(334)	(37)
Equity in earnings of joint ventures	1,861	2,635
NET LOSS	(4,089)	(822)
Net income attributable to noncontrolling interests	22	20
NET LOSS ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	$(4,111)	$(842)

BASIC AND DILUTED NET LOSS PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	$(0.11)	$(0.02)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	36,363,946	35,916,169

RADNET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(4,089)	$(822)
Adjustments to reconcile net loss
to net cash provided by operating activities:
Depreciation and amortization	13,275	13,174
Provision for bad debts	7,677	7,974
Equity in earnings of joint ventures	(1,861)	(2,635)
Distributions from joint ventures	3,095	1,770
Deferred rent amortization	359	(177)
Deferred financing cost interest expense	670	670
Loss on sale of equipment	104	26
Share-based compensation	819	709
Changes in operating assets and liabilities, net of assets
acquired and liabilities assumed in purchase transactions:
Accounts receivable	(8,071)	(9,047)
Other current assets	(1,426)	1,955
Other assets	(1,287)	4
Accounts payable and accrued expenses	7,337	3,087
Net cash provided by operating activities	16,602	16,688
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(6,708)	(1,811)
Purchase of property and equipment	(12,900)	(6,885)
Purchase of equity interest in joint ventures	-	(210)
Net cash used in investing activities	(19,608)	(8,906)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(5,538)	(5,519)
Dividends paid to noncontrolling interests	(18)	(21)
Payments on line of credit	-	(1,742)
Distributions to counterparties of cash flow hedges	(1,581)	(500)
Proceeds from issuance of common stock	49	-
Net cash used in financing activities	(7,088)	(7,782)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(10,094)	-
CASH AND CASH EQUIVALENTS, beginning of period	10,094	-
CASH AND CASH EQUIVALENTS, end of period	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$9,340	$11,020

RADNET, INC.
RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO ADJUSTED EBITDA(1)
(IN THOUSANDS)

	Three Months Ended
	March 31,
	2010	2009

Income (Loss) from Operations	$4,351	$9,799
Plus Depreciation and Amortization	13,275	13,174
Plus Earnings from Joint Ventures	1,861	2,635
Plus Non Cash Employee Stock Compensation	819	709
Plus Loss on Disposal of Equipment	104	26
Less Net Income Attributable to Noncontrolling Interests	(22)	(20)
Plus Severance: Elimination of Corporate Personnel	132	17
Adjusted EBITDA(1)	$20,520	$26,340

RADNET PAYMENTS BY PAYORS *

	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009	Full Year 2009

Commercial Insurance	55.9%	55.9%	55.8%
Medicare	19.2%	19.7%	20.0%
Capitation	15.2%	15.3%	15.4%
Workers Compensation/Personal Injury	3.9%	3.4%	3.5%
Medicaid	3.1%	3.4%	3.2%
Other	2.6%	2.3%	2.1%
	100.0%	100.0%	100.0%

RADNET PAYMENTS BY MODALITY *

	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009	Full Year 2009

MRI	34.3%	33.9%	34.1%
CT	17.8%	19.0%	19.1%
PET/CT	6.4%	5.9%	6.0%
X-ray	10.0%	9.7%	9.8%
Ultrasound	10.6%	10.4%	10.3%
Mammography	15.8%	16.4%	16.0%
Nuclear Medicine	1.8%	1.4%	1.7%
Other	3.3%	3.2%	3.0%
	100.0%	100.0%	100.0%

RADNET AVERAGE PAYMENTS BY MODALITY *

	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009	Full Year 2009

MRI	$501	$502	$503
CT	306	307	308
PET/CT	1,495	1,492	1,493
X-ray	40	40	38
Ultrasound	107	109	108
Mammography	135	134	135
Nuclear Medicine	323	321	323
Other	126	125	127

Note
* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.
Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the disposal of equipment, other income or loss, debt extinguishments and non-cash equity compensation.  Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure.  Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt.  Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid.  Free Cash Flow is a non-GAAP financial measure.  The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.